QuickLinks -- Click here to rapidly navigate through this document

INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this registration statement of Regal Entertainment Group on Form S-1 of our report relative to Regal Cinemas, Inc. dated February 15, 2002 and March 8, 2002 (which report expresses an unqualified opinion and includes an explanatory paragragh referring to the Regal Cinemas, Inc. bankruptcy reorganization and subsequent acquisition) appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Nashville, Tennessee
March 8, 2002

QuickLinks

INDEPENDENT AUDITORS' CONSENT